                                                                   EXHIBIT 99.2

                      Zim Technologies International, Inc.
                             200-20 Colonnade Road
                            Ottawa, Ontario K2E 7M2

                                  May 29, 2002

Stuart Cooper
Cooper Family Holdings
Pasadena Investments, Ltd.
Thornhill Consulting, Ltd.
Global Intermatch Corp.
c/o Cooper Consulting, Inc.
511 N.E. 94th Street
Miami Shores, Florida 33138

         Re:      Resale Restrictions

Ladies and Gentlemen:

         This letter sets forth the agreement between Zim Technologies International, Inc., a Canadian corporation ("ZIM"), and Stuart Cooper ("Cooper"), and the other shareholders listed on the signature page to this letter agreement (collectively, with Cooper, the "Shareholders"). In particular, we have agreed as follows:

1.       Certain Representations and Acknowledgments.

         (a) The Shareholders hereby represent that they own the number of shares (the "Restricted Shares") of the common stock of Private Capital Investors, Inc., a Florida corporation ("PCI"), set forth below:

         Shareholders                                  Number of Shares
         ------------                                  ----------------
         Stuart Cooper                                     295,182

         Edie Cooper                                        80,000

         Cooper Family Holdings                            215,182

         Pasadena Investments, Ltd.                         48,000

         Thornhill Consulting, Ltd.                        430,000

         Global Intermatch Corp.                           216,091

         Jordan Cooper                                      80,000

         Mark Weissbaum                                     80,000


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

         (b) The parties acknowledge that PCI, ZIM and certain shareholders of PCI have entered into an Acquisition Agreement, pursuant to which, among other things, PCI proposes to acquire ZIM (the "Acquisition Agreement").

2.       Resale Restrictions.

         (a) From the date of this letter agreement until the Expiration Date (as defined below), the Shareholders agree that they will not sell or otherwise transfer any of the Restricted Shares without the prior written consent of ZIM, except for sales and transfers specially permitted by Section 2(b) of this letter agreement.

         (b) The Shareholders may sell or transfer the Restricted Shares as follows:

                  (i) Commencing the three month anniversary of the listing of the common shares of PCI on the American Stock Exchange or such other stock exchange as may be selected by the board of directors of ZIM, each of the Shareholders may resell on a cumulative basis, 4% of the Restricted Shares held by them, for each calendar month which elapses after such date.

                  (ii) Global Intermatch Corp. ("Global") may sell 10,000 of the Restricted Shares into any public market which may develop.

                  (iii) Global may transfer up to 1,000 of the Restricted Shares to the transfer agent of PCI.

                  (iv) Global may distribute 89,000 of the Restricted Shares pursuant to a distribution to its existing shareholders.

                  (v) Cooper Family Holdings or its beneficiaries may sell up to 10,000 of the Restricted Shares into any public market which may develop.

         (c) The restrictions set forth in this letter agreement shall expire on the earlier of the following dates (the "Expiration Date"):

                  (i)      the termination of the Acquisition Agreement;

                  (ii)     two years from the date of this letter agreement.

         (d) The parties acknowledge that the restrictions set forth in this letter agreement are in addition to any other restriction which may be imposed under U.S. or Canadian securities laws.

         (e) The parties acknowledge that the execution of this letter agreement by the Shareholders is a condition to the obligation of ZIM to complete the transactions contemplated by the Acquisition Agreement.


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

3. Specific Enforcement. ZIM shall be entitled to specifically enforce the provisions of this letter agreement.

4. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

         If this letter accurately sets forth our agreement, please execute the enclosed copy of this letter in the spaces provided below and return it to the undersigned.

         We look forward to the successful completion of this transaction.

                                    Very truly yours,

                                    ZIM TECHNOLOGIES INTERNATIONAL, INC.



                                    By: /s/ MICHAEL COWPLAND
                                       ---------------------------------
                                            Michael Cowpland
                                            President and
                                            Chief Executive Officer


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

AGREED AND ACCEPTED
as of May 29, 2002



/s/ STUART COOPER
------------------------------
Stuart Cooper


/s/ EDIE COOPER
------------------------------
Edie Cooper

Cooper Family Holdings



By: /s/ STUART COOPER
   ---------------------------
Its: TRUSTEE
    --------------------------

Pasadena Investments, Ltd.



By: DOUGLAS DUNCAN
   ---------------------------
Its: AUTHORIZED REPRESENTATIVE
    --------------------------

Thornhill Consulting, Ltd.



By: DOUGLAS DUNCAN
   ---------------------------
Its: AUTHORIZED REPRESENTATIVE
    --------------------------

Global Intermatch Corp.



By: /s/ STUART COOPER
   ---------------------------
Its: PRESIDENT
    --------------------------


/s/ JORDAN COOPER
------------------------------
Jordan Cooper


/s/ MARK WEISSBAUM
------------------------------
Mark Weissbaum


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